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                                                                   Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the registration statement on Form S-4 dated October 13, 1999 of our report dated December 2, 1998 on our audit of the financial statements of HealthCore Medical Solutions, Inc. as at September 30, 1998 and for each of the years in the two-year period ended September 30, 1998 included in the registration statement on Form S-4 dated September 20, 1999.

/s/ Richard A. Eisner & Company, LLP.

Florham Park, New Jersey
October 13, 1999